LEASE

     1. PARTIES. This Lease, dated October 18, 1999, is made by and between ANGELO CORTESE AND ROSINA CORTESE, Trustees of the Cortese Family Trust (herein called "Landlord"), and RIMMER COMPUTER, INC., (herein called "Tenant").

     2. PREMISES. In consideration of the promises made by each Party herein, Landlord hereby leases to Tenant, and Tenant leases from Landlord for the term, at the rental, and upon all of the conditions set forth herein, that certain real property situated in the City of Scottsdale, County of Maricopa, State of Arizona, 85251, commonly known as: Suites 500 and 600 of 7579 E. Main Street, Scottsdale, Arizona 85251.

     3. TERM. This Lease is for a term of three years, commencing on November 1, 1999, and ending on October 31, 2002.

     4. RENTAL.

          A. Tenant shall pay to Landlord as rent for the leased premises, equal monthly installments of eight hundred and ninety two and 50/100 dollars plus tax of $16.96 dollars ($892.50 + 16.96, total of $909.46) in advance on the first day of each and every month of the term hereof. (Plus the aggregate amount of all privilege, excise, or sales taxes levied or imposed by any Federal, State, County, Municipal, or other governmental authority during the term hereof, which are measured by or payable on account of this Lease Agreement or the rentals payable hereunder, or any part thereof, except Landlord's Income Tax).

          B. Rent for any period during the term hereof which is for less than one month shall be a prorata portion of the monthly installment. Rent shall be payable without Notice or demand and without any deduction, offset or abatement, in lawful money of the United States of America to Landlord at the address stated herein or to such other persons or at such other places as Landlord may designate in writing.

          C. Tenant agrees to pay to Landlord at the time of execution of the Lease, the sum of ____________________________________________________ DOLLARS
($_______) representing the amount of the first and last month's rental as security for the performance of the terms hereof by Tenant, which said security deposit shall be returned to Tenant following termination of the lease if Tenant has discharged all obligations to Landlord in full.

          D. Tenant has paid and Landlord hereby acknowledges receipt of the sum of $702.00 as and for a security deposit for the performance of the terms hereof by Tenant, which security deposit shall be returned to Tenant following the termination of this lease if Tenant has discharged all obligations to Landlord in full.

          E. After the first year, there will be an annual rental adjustment applied using the consumer price index ("CPI"). CPI refers to the Consumer Price Index for All Urban Consumers, U.S. City Average, All Items, compiled by Bureau of Labor Statistics, United States Department of Labor, using the index for January, 1988 as a base of 100. The CPI rental adjustment is computed by dividing the CPI for the calendar month immediately preceding the adjustment by the CPI for the month immediately preceding the prior 12 month period, and multiplying the quotient by the current rental rate. The maximum rental increase of one year over the preceding shall not exceed 5%. There will be no decrease in rent.

     5. USE OF PREMISES. The leased premises are to be used and occupied by the Tenant for Computer Business and for not other purpose.

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     6. SIGNS. Any advertising or other signs erected or displayed by the Tenant of the said premises must first be approved by the Landlord in writing. If the consent of he Landlord is granted, such signs shall be installed, maintained and removed at the Tenant's expense.

     7. TENANT IMPROVEMENTS. Tenant may place partitions and fixtures (including light fixtures) and make improvements and other alterations in the interior of the leased premises at Tenant's own expense. Such improvements or alterations installed or made by Tenant, other than those of a structural nature, shall remain the property of the Tenant, provided, however, that prior to commencing any such work, Tenant shall first obtain the written consent of Landlord to the plans and specifications for proposed work. Landlord may require that said work be done by Landlord's own employees or under Landlord's own direction, but at the expense of Tenant, and Landlord may, as a condition to consenting to such work, require that Tenant give security that the work will be completed free and clear of liens and in a manner satisfactory to Landlord, and that the premises will be repaired by Tenant or restored by Tenant to its former condition at the termination of the Lease at Tenant's sole cost and expense. Tenant agrees that at the termination of the Lease it will deliver up the premises to Landlord in good condition and repair, reasonable use and wear excepted.

     8. FIRE OR CASUALTY.

          A. In the event the leased premises are wholly or partially destroyed by fire or other casualty covered by the usual form of fire insurance with extended coverage, rendering them untenantable, Landlord shall repair or restore the leased premises to substantially the same condition as when the same were furnished to Tenant, and Lease shall remain in effect during such period. In such events, rent shall abate during the period of reconstruction in the proportion by which Tenant is deprived of the use of the lease premises. In the event, however, that the building containing the leased premises is damaged or destroyed to the extent of more than one-third (1/3) of its replacement cost, Landlord may elect to terminate this Lease.

          B. Tenant agrees to comply with all rules and regulations of the Board of Fire Underwriters and the rules and regulations of City, County and State.

     9. MAINTENANCE. The Landlord agrees to keep the roof, exterior walls, sidewalks and parking areas of said building clean and in good order and repair during the term of this Lease. The Tenant agrees to repair and maintain interior of leased premises for conditions caused by the Tenant or its employees or its invitees, except for normal wear or tear. The Tenant agrees that it will do at its own expense, all redecorating, remodeling, alterations and painting required by it during the term of the Lease, and that it will maintain the leased premises in a safe, clean, neat and sanitary condition. (See paragraph 18.13.)

     10. ASSIGNMENT. It is agreed that Tenant will not assign or sublet, in whole or part, this Lease or any portion of the leased premises without the prior written consent of the Landlord. Consent to an assignment by Landlord shall not relieve the Tenant herein form any of its obligations assumed under this Lease.

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     11. INJURY AND LOSS.

          A. Landlord shall not be responsible for any loss, theft or damage to the property or injury to or death of any person on or about the premises, and Tenant agrees to indemnify and hold Landlord harmless therefrom.

          B. Tenant agrees to obtain and carry at all times during the lease term, public liability insurance with reputable, financially-responsible insurance carrier, insuring both Tenant and Landlord, with limits of not less than $_______*__ for injury or accident to any person and $__________ for property damage, Upon request, Tenant will furnish to Landlord certificates of such insurance, disclosing Landlord as a named insured. *(See paragraph 18.C.)

     12. EMINENT DOMAIN. In the event any portion of the leased premises is taken from Tenant under eminent domain proceedings, Tenant shall have no right, title or interest to any award made for such taking, except for fixtures or improvements installed by Tenant.

     13. WAIVER. No exemption or consent to any waiver of any of the provisions hereof by Landlord shall be deemed to have been made unless the same is expressed in writing.

     14. SERVICE.

          A. Tenant agrees to pay its prorated share of electricity and gas each month based on square feet leased. Total leasable building being 4,006 square feet.

          B. Tenant agrees to provide its own janitorial and cleaning of the lease space.

          C. Landlord agrees to provide water and year maintenance for the building.

     15. BUILDING RULES AND REGULATIONS. Tenant agrees to abide by all the rules and regulations of the building imposed by Landlord with regard to cleanliness, good appearance, proper maintenance, good order and reasonable use of the premises, and the building, and as may be necessary for the proper enjoyment of the building by all tenants and their clients, customers and employees. Such rules and regulations may be changed from time to time upon reasonable notice to Tenant.

     16. NOTICES. For all purposes relating to this Lease, the address of the Landlord is: P.O. Box 23993, Tigard, Oregon 97281-3993, and the address of the Tenant is: Suite 600 of 7579 E. Main Street, Scottsdale, Arizona 85251. Notices relating to this Lease shall be deemed to have been received by addressee on the fifth day following depositing the notice in the U.S. mail, properly addressed and postage prepaid.

     17. DEFAULT.

          A. If Tenant fails to pay the rent or other sums herein provide when due, or if Tenant fails to keep or perform any of the other terms and conditions hereof and such failure shall continue for more than ten (10) days after notice to Tenant, Tenant shall be deemed in default hereunder.

          B. Upon default hereunder by Tenant, Landlord may terminate this Lease, re-enter the leased premises, and distrain for rent due or remove therefrom property not belonging to Landlord, all without liability or

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
obligation of any kind to Tenant. It is expressly understood that (1) time is of the essence, (2) the failure to Landlord to exercise any right hereunder shall not constitute a waiver of any other or further default of Tenant, including any other or further default in the payment of sums owing hereunder when due, and
(3) the enumeration of express rights and options herein shall not limit the Landlord thereto nor deprive Landlord of any other remedy or combination of remedies provided by law, including the right to recover from Tenant any deficiency upon re-renting.

          C. Tenant shall pay Landlord for all costs and expenses, including reasonable attorneys' fees, incurred by Landlord in connection with any default hereunder by Tenant, whether or not legal action is commenced and whether or not such action shall proceed to judgment.

     18. MISCELLANEOUS PROVISIONS.

          A. Each and all of the agreements herein contained shall inure to the benefit of, and shall bind not only the parties hereto, but each and all of the heirs, legal representatives, executors and assigns of the Landlord and of the Tenant, and wherever reference is made to the Landlord or to the Tenant herein, such reference shall be deemed to include the respective successors and assigns of the Landlord and of the Tenant, as the case may be.

          B. (Paragraph 9 Cont'd). Landlord will maintain all electrical, plumbing, air conditioning and heating requiring repair resulting from ordinary use; provided, however Tenant will replace interior air filter every three months. Landlord also agrees to provide two covered parking spaces at no extra charge.

          C. Tenant shall cause Landlord to be named insured on policy 1-75274125 for coverage provided by National Fire Insurance Company of Hartford.

     IN  WITNESS  WHEREOF,   the  parties  have  duly  executed  this  lease  at
Scottsdale, Arizona, as o f the day and year first above written.


                                        LANDLORD:
TENANT:                                 CORTESE FAMILY TRUST

/s/                                     /s/
-----------------------------------     ----------------------------------------
Telephone No.                           Trustee                    Telephone No.

                                        /s/
-----------------------------------     ----------------------------------------
Telephone No.                           Trustee                    Telephone No.

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